UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     July 28, 2009

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

341 North Main Street Troy, North Carolina 27371
(Address of Principal Executive Offices) (Zip Code)

(910) 576-6171
(Registrant’s Telephone Number, including area code)

Not Applicable
(Former Name or Address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  FIRST BANCORP

  Index

Page

Item 5.02. – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements Of Certain Officers	3

Signatures	4

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the board of directors of the Registrant recently undertook a review of executive compensation and recommended changes in salaries for senior executives.  On July 28, 2009, the board approved salary changes for certain executive officers, effective August 1, 2009.  The salary changes were made in recognition of increased responsibilities assumed by executives, especially in light of the recent acquisition of certain assets and liabilities of Cooperative Bank from the Federal Deposit Insurance Corporation, which substantially increased the size and scope of the Registrant’s operations.  The Compensation Committee and board also wanted to bring the compensation of the Registrant’s executives more in line with compensation of executives at comparable financial institutions.  The changes approved by the board included increasing the annual salaries of Jerry L. Ocheltree, Chief Executive Officer, to $486,800, Anna G. Hollers, Chief Operating Officer, to $297,700, Teresa C. Nixon, Chief Lending Officer, to $285,000, and Eric P. Credle, Chief Financial Officer, to $260,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           July 29, 2009

FIRST BANCORP

By:	/s/ Jerry L. Ocheltree
	Name:	Jerry L. Ocheltree
	Title:	President & Chief Executive Officer